Utz Brands Announces Acceleration of Supply Chain Transformation and Brand Portfolio Strategy
•Disposition of Three Manufacturing Facilities and Good Health® and R.W. Garcia® Brands
•Total cash proceeds received of $182.5 million
•Net cash proceeds to be deployed to reduce long-term debt and accelerate targeted deleveraging timeline by a full year
•Our Home™ to offer employment to Utz associates as part of transition
•Company provides preliminary fiscal-year 2023 net sales results and narrows Adj. EBITDA outlook range
HANOVER, PA., January 31, 2024 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, today announced that certain of its subsidiaries including Utz Quality Foods, LLC have entered into a definitive agreement for the sale of certain assets and brands to Our Home™, an operating company of Better-for-You brands that includes Real Food From the Ground Up®, Popchips®, and Food Should Taste Good® (“Our Home”). Under the agreement, affiliates of Our Home have agreed to purchase the Good Health® and R.W. Garcia® brands, the Lincolnton, NC, and Lititz, PA manufacturing facilities and certain related assets, and assume the Company’s Las Vegas, NV facility’s lease and manufacturing operations.
Following the close of the transactions, Utz and Our Home will operate under a Transition Services Agreement for 12 months. The total consideration for the transactions is $182.5 million, subject to customary adjustments, and the transactions are expected to close on February 5, 2024. In addition, post-closing, the parties will operate under reciprocal co-manufacturing agreements under which Our Home will co-manufacture certain Utz products and Utz will co-manufacture certain Good Health® products. Certain Good Health® products will continue to be distributed and sold on the Utz DSD network for Our Home. Our Home plans to continue to operate and grow the brands and manufacturing facilities under its platform while offering employment to Utz associates working in those facilities as part of the transition.
Howard Friedman, Chief Executive Officer of Utz, said, “We expect these transactions to deliver on our supply chain transformation and value creation initiatives, to fast-track our deleveraging timeline by a full year, and to accelerate our brand portfolio strategy to better optimize for growth. With this important step in the optimization of our supply chain and brand portfolio, together with immediate benefits to free cash flow from lower interest expense, we are well-positioned to execute against our expansion plans across the U.S. and deliver on our margin target.”
Friedman continued, “Our Home’s portfolio of Better-for-You brands is well aligned with Good Health® and R.W. Garcia’s® missions of bringing healthy, innovative snacks to consumers. On behalf of everyone at Utz, I would like to thank our associates within the Good Health® and R.W. Garcia® businesses for their many contributions. They have a great place within Our Home, and I am confident they will have exciting opportunities ahead.”
Aaron Greenwald, Founder and CEO of Our Home, said, “We are thrilled to announce this acquisition from Utz as it significantly scales Our Home’s snacking platform and manufacturing footprint across the United States. These transactions support our vision to deliver snacks that satisfy while creating a sense of connection and comfort at tremendous value. Through our owned-production facilities led by our invaluable team members, along with a carefully curated brand portfolio, we aim to be the preferred choice for those seeking high-quality, Better-for-You snacks.”
Financial Benefits of the Transactions
The transactions are expected to provide approximately $150 million in after-tax net proceeds, which Utz will use to pay down its long-term debt. The debt reduction is expected to lower interest expense by approximately $12 million in fiscal 2024 based on the Company’s current outlook for interest rates, and to accelerate the Company’s plan for achieving its target of approximately 3.0x Net Leverage by a full year from the end of fiscal 2026 to the end of fiscal 2025.
The Company expects the impact of the transactions to be accretive to its Adjusted Earnings per Share on a full-year basis in 2024, reflecting the foregone profit related to the Good Health® and R.W. Garcia® brands, and after factoring in the benefit of cost savings and the use of net proceeds from the sale to paydown long-term debt and reduce interest expense. Utz estimates that Good Health® and R.W. Garcia®-related products contributed approximately $65 million in net sales for the fiscal-year ended December 31, 2023.
In addition, at the Company’s recent 2023 Investor Day, Utz provided fiscal 2026 financial targets that included targeted Supply Chain Network Optimization cost savings of approximately $45 million to be achieved from 2024 through 2026. The Company expects that the completion of these transactions will accelerate the timing of cost savings. Management will further discuss this impact, in addition to its fiscal year 2024 outlook, on its fiscal-year 2023 earnings conference call on February 29, 2024.
Preliminary, Unaudited Fiscal-Year 2023 Net Sales Results and Adjusted EBITDA Outlook
In the fourth quarter of fiscal 2023, the Company’s Circana total retail sales increased 4.1% and Power Brands increased 5.3%, both ahead of Salty Snack Category growth of 2.8%. The Company’s total retail sales growth was led by volume growth of 4.3% compared to the Salty Snack Category volume decline of (1.9%)(1). Additionally, based on preliminary financial information, the Company estimates fourth quarter total net sales declined between (1.3%) to (0.2%) to between $350 million and $354 million. The Company anticipates that its net sales growth in the first quarter of fiscal 2024 to be more consistent with retail sales growth.
For the fiscal-year 2023, based on preliminary financial information, the Company estimates 2023 total net sales growth in a range of 2.0% to 2.2%, and is narrowing its fiscal-year 2023 Adjusted EBITDA outlook range to growth of 9.5% to 10.0% versus the prior expectation of growth of 8% to 11%.
These preliminary results are based on the Company’s current estimate of its results for the fiscal year ended December 31, 2023 and remain subject to normal year-end accounting procedures and are subject to change. Under the federal securities laws, the Company is not permitted to release non-GAAP results until it is able to disclose the most directly comparable GAAP measure(2). Due to the Company’s year-end closing process, such GAAP figures are not available in advance of the release of such information on February 29, 2024, when Utz plans to release its fiscal-year 2023 financial results. At that time, the Company will host a conference call and webcast with members of the executive management team to discuss these results at 8:30 a.m. Eastern Time.
Please visit the “Events & Presentations” section of Utz’s Investor Relations website at https://investors.utzsnacks.com to access the live webcast and presentation. The webcast will be available in listen-only mode, and the replay will be archived on the “Events & Presentations” section of Utz’s Investor Relations website.
(1)Retail sales are Circana Total US MULO-C, custom Utz Brands hierarchy, 13-weeks ended 12/31/2023; % YoY growth compared to the comparable period in the prior year on a pro forma basis.
(2)See the description of the Non-GAAP financial measures that accompany this press release.
Advisors
RBC Capital Markets LLC is serving as exclusive financial advisor and Cozen O’Connor P.C. is serving as legal advisor to Utz Brands, Inc. Winston & Strawn LLP is serving as legal advisor to Our Home.
Investor Contact
Kevin Powers
Utz Brands, Inc.
kpowers@utzsnacks.com
Media Contact
Kevin Brick
Utz Brands, Inc.
kbrick@utzsnacks.com
About Utz Brands, Inc.
Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands including Utz®, On The Border® Chips & Dips, Golden Flake®, Zapp’s®, Boulder Canyon®, Hawaiian Brand®, and TORTIYAHS!®, among others.
After a century with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve our growing customer base. For more information, please visit www.utzsnacks.com or call 1‐800‐FOR‐SNAX.
Investors and others should note that Utz announces material financial information to its investors using its investor relations website (https://investors.utzsnacks.com/investors/default.aspx), U.S. Securities and Exchange Commission filings, press releases, public conference calls, and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products and other Company information. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

About Our Home
Our Home is a leading, independent Better-For-You snack platform that provides delicious, wholesome snacks at a great value. The company strives to create nourishing snacks that offer a warm and welcoming sense of familiarity to communities, catering to every occasion and satisfying various cravings. This commitment is demonstrated through the company's ownership of production and manufacturing facilities spanning all snack sub-categories, and a portfolio of brands that currently includes Food Should Taste Good®, Popchips, Real Food From The Ground Up®, and YOU NEED THIS®.
For more information on Our Home, visit our-home.com.
Non-GAAP Financial Measures:
Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with generally accepted accounted principles in the United States (“GAAP”) and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies.
Management believes that non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.
Utz uses the following non-GAAP financial measures in its financial communications, and in the future could use others:
•Adjusted Net Income
•Adjusted Earnings Per Share
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as % of Net Sales (Adjusted EBITDA Margin)
•Normalized Adjusted EBITDA
•Net Leverage Ratio
Adjusted Net Income is defined as Net Income excluding the additional Depreciation and Amortization expense, a non-cash item, related to the Business Combination with Collier Creek Holdings and the acquisitions of Kennedy Endeavors, Kitchen Cooked, Inventure, Golden Flake, Truco Enterprises, R.W.

Garcia and Festida. In addition, Adjusted Net Income is also adjusted to exclude deferred financing fees, interest income, and expense relating to IO loans and certain non-cash items, such as those related to stock-based compensation, hedging, and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, remeasurement of warrant liabilities and financing-related costs. Lastly, Adjusted Net Income normalizes the income tax provision to account for the above-mentioned adjustments.
Adjusted Earnings Per Share is defined as Adjusted Net Income (as defined, herein) divided by the weighted average shares outstanding for each period on a fully diluted basis, assuming the Private Placement Warrants are net settled and the Shares of Class V Common Stock held by Continuing Members is converted to Class A Common Stock.
EBITDA is defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization.
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release and financial information contained in the release in the evaluation of Utz’s operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by companies in this industry. We have historically reported an Adjusted EBITDA metric to investors and banks for covenant compliance. We also provide in this release, Adjusted EBITDA as a percentage of Net Sales, as an additional measure for readers to evaluate our Adjusted EBITDA margins on Net Sales.
Normalized Adjusted EBITDA is defined as Adjusted EBITDA after giving effect to pre-transaction Adjusted EBITDA for certain acquisitions and dispositions from time to time.
Net Leverage Ratio is defined as Normalized Adjusted EBITDA divided by Net Debt. Net Debt is defined as Gross Debt less Cash and Cash Equivalents.
Management believes that the non-GAAP financial measures are meaningful to investors because they increase transparency and assist investors to understand and analyze our ongoing operational performance. The financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to have an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. As new events or circumstances arise, these definitions could change. When the definitions change, we will provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release include, without limitation, statements related to the planned sale of Good Health® and R.W. Garcia® brands and the Lincolnton, NC and Lititz, PA manufacturing facilities and certain related assets and the timing and financing thereof; and the expected impact of the planned transactions, including without limitation, the expected impact on Utz’s overall market position, the Company’s projected retail sales, net sales, Adjusted EBITDA and Adjusted EBITDA margins, included in this press release. Utz’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Utz’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether and when the closing conditions will be satisfied and whether and when the transaction will close, whether and when Utz will be able to realize the expected financial results and accretive effect of the divestiture, and how customers, competitors, suppliers and employees will react to the divestiture; the Company’s compliance with forward-looking elements of the agreement, including but not limited to, certain post-closing covenants related to the transactions and the rights of Our Home to indemnification and other remedies under the agreement in the event the Company fails to comply with such covenants or otherwise breaches the agreement; the inability of Utz to maintain the listing of Utz’s Class A Common Stock on the New York Stock Exchange; the inability of Utz to develop and maintain effective internal controls; the risk that Utz’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond Utz’s control; changes in demand for Utz’s products affected by changes in consumer preferences and tastes or if Utz is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in Utz’s products, which may be affected by Utz’s competitors’ actions that result in Utz’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of Utz from quarter to quarter because of changes in promotional activities; the possibility that Utz may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in Utz’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 9, 2023. There may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.